Exhibit 99.1

FOR IMMEDIATE RELEASE

Universal Insurance Holdings, Inc. Reports Third Quarter 2014 Financial Results

Achieved Highest Earned Premiums, Total Revenues, Net Income and Diluted EPS in Company History

Fort Lauderdale, FL, October 30, 2014 – Universal Insurance Holdings, Inc. (NYSE: UVE) (or the “Company”) today reported net income of $21.3 million, or $0.61 per diluted share, an increase of $6.9 million, for the third quarter of 2014, compared to net income of $14.4 million, or $0.40 per diluted share, for the same period in 2013.

“Our record third quarter results highlight the successful execution of our strategy to grow our business, increase profitability and deliver value to our shareholders,” said Sean P. Downes, the Company’s Chairman, President and Chief Executive Officer. “Consistent with our strategy, we continued to maintain disciplined underwriting standards along with a focus on writing high quality, rate adequate, organically grown business. From a growth perspective, earlier this year we decided to reduce our quota share reinsurance which resulted in us retaining a greater portion of our business. In addition, this quarter we have seen an increase in policy count in each and every state in which we are currently writing business. We also continue to diversify our portfolio via geographic expansion and have recently been approved to write business in the state of Indiana. We believe the underlying organic growth drivers of our business remain strong and expect to build on our strong momentum in the fourth quarter.”

Third-Quarter 2014 & Recent Highlights

•	Earned premiums grew by $25.4 million to $94.3 million.

•	Total revenues increased by $25.1 million to $103.5 million.

•	Net income and diluted EPS grew by $6.9 million and $0.21, respectively, compared to Q3 2013.

•	Completed $10 million share repurchase program announced on June 17, 2014.

•	Paid dividends of $0.10 per share.

•	The Indiana Department of Insurance issued a Certificate of Authority in October 2014 to UPCIC, a wholly-owned subsidiary of Universal Insurance Holdings, Inc., approving UPCIC as a licensed insurance entity in the state of Indiana.

Third-Quarter 2014 Results

Net income for the third quarter of 2014 of $21.3 million reflects an improvement across multiple measures including an increase in net earned premiums, policy fees and income generated from the Company’s investment portfolio, partially offset by a decrease in commission revenue and increases in operating expenses. Earned premiums, total revenues, net income and diluted EPS are all higher than any other quarter in the Company’s history.

Diluted EPS of $0.61 benefitted from lower outstanding shares as a result of the cumulative share repurchases made by the Company.

At September 30, 2014, stockholders’ equity was $189.1 million compared to $175.6 million at December 31, 2013 reflecting year-to-date net income of $52.0 million, share repurchases of $29.7 million and dividend payments of $10.4 million.

First Nine-Month Results

For the first nine months of 2014, the Company’s net income increased by $8.6 million, or 19.9 percent, compared to the same period of 2013. Diluted earnings per share for the first nine months of 2014 increased by $0.35, or 31 percent, compared to the same period of 2013.

Net premiums earned increased by $30.3 million to $231.5 million for the first nine months of 2014 compared to the same period of 2013.

Share Repurchases

During the third quarter of 2014, the Company repurchased 719,937 shares of its common stock at an average purchase price of $13.16 per share. As announced on September 25, 2014, the Company completed its $10 million share repurchase program announced on June 17, 2014, having repurchased a total of 758,361 shares of common stock in the open market at an average price of $13.15 per share.

The Company noted that the completion of its share repurchase program underscores its confident outlook, solid financial position and commitment to effectively deploying capital when it sees clear value. The Board of Directors and management team expect to continue to consider ways to enhance shareholder value, both through strategic growth initiatives and capital returns to shareholders.

Cash Dividends

On August 26, 2014, the Company announced that its board of directors declared a cash dividend of $0.10 per share of common stock which was paid on October 1, 2014, to shareholders of record on September 23, 2014.

Financial Results Presentation

The Company will make available an audio recording of a presentation discussing its second quarter 2014 financial results on Thursday, October 30, 2014, at approximately 5:00 p.m. Eastern. The presentation will be pre-recorded and there will be no opportunity for live questions. The audio recording will be available at www.universalinsuranceholdings.com until December 1, 2014.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland and Delaware. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2013 and the Form 10-Q for the quarter ended September 30, 2014.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except per share data)

ASSETS	September 30, 2014	December 31, 2013
Cash and cash equivalents	$170,352	$117,275
Restricted cash and cash equivalents	6,597	2,600
Fixed maturities, at fair value	328,010	289,418
Equity securities, at fair value	20,387	65,022
Short-term investments, at fair value	37,473	—
Prepaid reinsurance premiums	195,322	241,214
Reinsurance recoverable	56,241	107,847
Reinsurance receivable, net	12,535	203
Premiums receivable, net	54,647	46,461
Other receivables	3,196	2,587
Property and equipment, net	9,961	9,289
Deferred policy acquisition costs, net	27,832	15,899
Income taxes recoverable	2,914	8,152
Deferred income tax asset, net	11,958	12,051
Other assets	2,840	2,072

Total assets	$940,265	$920,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$136,915	$159,222
Unearned premiums	411,875	383,488
Advance premium	21,302	22,959
Accounts payable	4,457	3,441
Book overdraft	5,861	14,947
Reinsurance payable, net	102,251	86,232
Income taxes payable	—	2,566
Dividends payable to shareholders	3,429	—
Other liabilities and accrued expenses	34,240	34,386
Long-term debt	30,796	37,240

Total liabilities	751,126	744,481

STOCKHOLDERS’ EQUITY:
Cumulative convertible preferred stock, $.01 par value	—	—
Authorized shares - 1,000
Issued shares - 12 and 30
Outstanding shares - 12 and 30
Minimum liquidation preference, $8.49 and $6.98 per share
Common stock, $.01 par value	449	436
Authorized shares - 55,000
Issued shares - 44,955 and 43,641
Outstanding shares - 34,289 and 35,366
Treasury shares, at cost - 10,666 and 8,275	(65,203)	(35,467)
Additional paid-in capital	45,096	42,282
Accumulated other comprehensive income (loss), net of taxes	(1,547)	(376)
Retained earnings	210,344	168,734

Total stockholders’ equity	189,139	175,609

Total liabilities and stockholders’ equity	$940,265	$920,090

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$195,435	$186,079
Ceded premiums written	(103,492)	(124,961)

Net premiums written	91,943	61,118
Change in net unearned premium	2,345	7,809

Premiums earned, net	94,288	68,927
Net investment income (expense)	644	382
Net realized gains (losses) on investments	501	56
Net change in unrealized gains (losses) on investments	—	15
Commission revenue	3,123	4,180
Policy fees	3,416	3,231
Other revenue	1,528	1,577

Total premiums earned and other revenues	103,500	78,368

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	34,181	28,335
General and administrative expenses	32,167	24,920

Total operating costs and expenses	66,348	53,255

INCOME BEFORE INCOME TAXES	37,152	25,113
Income taxes, current	15,376	9,142
Income taxes, deferred	435	1,564

Income taxes, net	15,811	10,706

NET INCOME	$21,341	$14,407

Basic earnings per common share	$0.64	$0.43

Weighted average common shares outstanding - Basic	33,432	33,658

Fully diluted earnings per common share	$0.61	$0.40

Weighted average common shares outstanding - Diluted	34,812	35,611

Cash dividend declared per common share	$0.10	$0.10

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$607,361	$610,164
Ceded premiums written	(301,624)	(400,175)

Net premiums written	305,737	209,989
Change in net unearned premium	(74,280)	(8,787)

Premiums earned, net	231,457	201,202
Net investment income (expense)	1,574	530
Net realized gains (losses) on investments	5,353	(15,982)
Net change in unrealized gains (losses) on investments	—	7,912
Commission revenue	10,882	14,437
Policy fees	10,827	10,737
Other revenue	4,701	4,743

Total premiums earned and other revenues	264,794	223,579

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	88,685	80,018
General and administrative expenses	85,431	68,998

Total operating costs and expenses	174,116	149,016

INCOME BEFORE INCOME TAXES	90,678	74,563
Income taxes, current	37,833	25,440
Income taxes, deferred	829	5,728

Income taxes, net	38,662	31,168

NET INCOME	$52,016	$43,395

Basic earnings per common share	$1.55	$1.18

Weighted average common shares outstanding - Basic	33,607	36,628

Fully diluted earnings per common share	$1.48	$1.13

Weighted average common shares outstanding - Diluted	35,097	38,352

Cash dividend declared per common share	$0.30	$0.26

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449